StockVest
4250 Alafaya Trail Suite 212-405
Oviedo, FL 32765

June 6, 2011

Quamtel, Inc.
Stuart Ehrlich, CEO
14911 Quorum Drive
Suite 140
Dallas, TX , 75254

Public Relations, Promotion and Marketing Letter Agreement.

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Dear Mr. Ehrlich,

This letter shall serve as an agreement (this "Agreement") by and between Quamtel, Inc. (QUMI) and StockVest whereby StockVest will provide consulting, promotional and marketing services for QUMI in accordance with the terms set forth below.

CONTRACT TERM
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June 9, 2011 – September 9, 2011

SERVICES
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StockVest will launch an investor awareness campaign and perform various investor relation services including but not limited to, news dissemination, creation and distribution of investor information, audio interviews and video presentations, double opt-in email campaigns, features in newsletters, Internet featured profiles and showcases at various investment shows including:

3 months of coverage
Representation at the 2011 Denver Accredited Members Conference in June
Representation at the 2011 FSX Conference in New Orleans in July
Representation at the 2011 San Francisco World Money Shows in August
Video Presentation / Audio Interview
Double opt-in email campaigns
News and Press Releases dissemination to our network of over 85 news and media outlets
Creation and printing of investor information materials
2 page Feature in StockVestQuarterly ( http://www.stockvestquarterly.com/ )
90 day Internet featured profiles

All services fully comply with all SEC rules, regulations and guidelines.

PAYMENT
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In consideration of the foregoing services performed by StockVest, QUMI shall pay a fee of 200,000 restricted shares on or before June 9, 2011.

The certificates are to be titled as follows: StockVest
The certificates should be shipped via overnight delivery to:

4250 Alafaya Trail
Suite 212-405
Oviedo, FL 32765

REPRESENTATIONS AND INDEMNITY
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This Agreement shall create a binding agreement for the Services, and each party agrees to be bound by the terms and conditions contained herein. Each party represents and warrants to the other that it has the right to enter into this Agreement, and has the ability to perform its obligations hereunder. Each party further represents and warrants that the Services, will not violate or infringe upon the intellectual property rights of any third party; or violate any applicable laws and/or regulations. StockVest makes no representation or warranty as to the effectiveness or level of success of the Campaign. Nothing in this Agreement will be construed as a guarantee regarding the outcome of future stock price. This document constitutes the entire agreement and understanding of the parties. No verbal agreements are binding. This Contract shall be governed by the laws of the State of Florida. Any claims or legal action arising from this contract shall be held in Osceola County, Florida. Each party shall, at its own expense, indemnify, defend, and hold harmless the other party and its affiliates from and against any claim, actions, liabilities, and damages, and any costs or expenses incurred in defending against same (including reasonable attorneys' fees), arising from any breach or alleged breach of the indemnifying party's representations and warranties.

GENERAL
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Neither party shall be liable for failure to perform its obligations under this Agreement in the event of an Act of God, action by any governmental or quasi-governmental entity, fire, flood, insurrection, riot, explosion, power interruption or any condition beyond the reasonable control of the party affected by any such act.

We look forward to starting our business relationship together, and are eager to begin working on your campaign. If the foregoing meets with your approval, please execute this Agreement below and email to Art@StockVest.com or fax it to my attention at (407) 641-9685.

Art Brent
StockVest Executive Director
4250 Alafaya Trail
Suite 212-405
Oviedo, FL 32765

AGREED AND ACCEPTED
AS OF June 6, 2011 BY:

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Stuart Ehrlich, CEO
Quamtel, Inc.